UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 5, 2007

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 5, 2007, W. Robert Ramsdell, a director of the Company, adopted a trading plan pursuant to SEC Rule 10b5-1. The plan provides for the sale by Mr. Ramsdell of 50,000 shares of the Company’s common stock each calendar month, subject to a minimum price of $4.00 per share and volume limits under SEC Rule 144, until a total of 250,000 shares are sold or the plan is terminated. Shares that are not sold in any month due to applicable limits will be sold in the following month. Except as set forth above, the timing and price of any sale are subject to the discretion of the brokerage firm. Mr. Ramsdell adopted the plan to raise funds for a home construction project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)
Date: November 8, 2007	By	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer